                                                                       EXHIBIT 2

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                 by and among

                             USA TALKS.COM, INC.,
                             a Nevada corporation,

                                TSI SUB, INC.,
                            a Delaware corporation,

                        TRISERVE COMMUNICATIONS, INC.,
                           a California corporation,

                                      and

                               STEVEN A. ROBERTS

             the sole shareholder of TriServe Communications, Inc.

                           Dated as of May 31, 1999

                               TABLE OF CONTENTS
                               -----------------

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ARTICLE I     THE MERGER.....................................................   2
       1.1    The Merger.....................................................   2
       1.2    Closing; Effective Time........................................   2
       1.3    Articles of Incorporation and Bylaws...........................   2
       1.4    Directors and Officers.........................................   3
       1.5    Tax and Accounting Consequences................................   3

ARTICLE II    CONVERSION OF SECURITIES.......................................   3
       2.1    Effect on Capital Stock........................................   3
       2.2    Dissenting Shares..............................................   4
       2.3    Exchange of Certificates.......................................   4
       2.4    Treatment of Fractional Shares.................................   5
       2.5    Further Action.................................................   5

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................   5
       3.1    Organization, Standing and Power...............................   5
       3.2    Corporate Records..............................................   5
       3.3    Capital Stock..................................................   6
       3.4    Subsidiaries...................................................   6
       3.5    Corporate Authority............................................   6
       3.6    Non-Contravention; Consents....................................   7
       3.7    Financial Statements...........................................   7
       3.8    Operations Since Incorporation Date............................   8
       3.9    Title to Assets................................................   8
       3.10   No Undisclosed Liabilities.....................................   8
       3.11   Equipment; Real Property Interests.............................   9
       3.12   Real Property Leases...........................................   9
       3.13   Intellectual Property..........................................   9
       3.14   Contracts......................................................  11
       3.15   Compliance With Legal Requirements.............................  12
       3.16   Governmental Authorizations....................................  12
       3.17   Tax Matters....................................................  12
       3.18   Employee and Labor Matters; Benefit Plans......................  14
       3.19   Environmental Matters..........................................  16
       3.20   Bank Accounts..................................................  17
       3.21   Insurance......................................................  17
       3.22   Related Party Transactions.....................................  17
       3.23   Legal Proceedings; Orders......................................  17
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                                       i
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                                 TABLE OF CONTENTS
                                 -----------------
                                    (Continued)

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       3.24   Full Disclosure................................................  18
       3.25   No Finder......................................................  18

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER..............  18
       4.1    Capacity.......................................................  18
       4.2    Binding Agreement..............................................  18

ARTICLE V     REPRESENTATIONS AND WARRANTIES OF PARENT AND
              MERGERCO.......................................................  18
       5.1    Organization, Standing and Power...............................  18
       5.2    Authority; Binding Nature of Agreement.........................  19
       5.3    No Finder......................................................  19
       5.4    Absence of Proceedings.........................................  19
       5.5    Capitalization.................................................  19
       5.6    SEC Filings; Financial Statements..............................  20
       5.7    Governmental Consents..........................................  21
       5.8    No Undisclosed Liabilities.....................................  21
       5.9    Compliance with Laws...........................................  21
       5.10   Full Disclosure................................................  21

ARTICLE VI    ADDITIONAL COVENANTS...........................................  21
       6.1    Access and Investigation.......................................  21
       6.2    Certain Agreements.............................................  22
       6.3    Operation of the Company's Business............................  22
       6.4    Public Announcements...........................................  24
       6.5    Filings and Consents...........................................  24
       6.6    Regulatory Approvals...........................................  25
       6.7    Treatment of Employee Plans and Benefits.......................  25
       6.8    Notification; Updates to Schedules.............................  25
       6.9    No Negotiation.................................................  27
       6.10   Liability Coverage.............................................  27
       6.11   Substitution of Company Options................................  27
       6.12   Form S-8.......................................................  28
       6.13   Rule 144.......................................................  28
       6.14   Non-Competition Agreement......................................  28
       6.15   Employment Agreement...........................................  28
       6.16   Registration Statement.........................................  28
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                                      ii
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                                 TABLE OF CONTENTS
                                 -----------------
                                    (Continued)

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ARTICLE VII   CONDITIONS TO THE MERGER.......................................  28
       7.1    Conditions to Obligations of Each Party to Effect the Merger...  28
       7.2    Additional Conditions to Obligations of Parent.................  29
       7.3    Additional Conditions to Obligations of the Company............  30

ARTICLE VIII  TERMINATION....................................................  32
       8.1    Termination Events.............................................  32
       8.2    Termination Procedures.........................................  32
       8.3    Effect of Termination..........................................  32

ARTICLE IX    SURVIVAL OF REPRESENTATIONS AND WARRANTIES  AND
              INDEMNIFICATION PROVISIONS.....................................  33
       9.1    Survival of Representations and Warranties.....................  33
       9.2    Indemnification by the Shareholder.............................  33
       9.3    Limits on Indemnification and Liability........................  34
       9.4    Interest.......................................................  34
       9.5    Defense of Third Party Claims..................................  34
       9.6    Indemnity Escrow Fund..........................................  35

ARTICLE X     MISCELLANEOUS PROVISIONS.......................................  35
       10.1   Fees and Expenses..............................................  35
       10.2   Attorneys' Fees................................................  36
       10.3   Notices........................................................  36
       10.4   Headings.......................................................  37
       10.5   Schedules and Exhibits.........................................  37
       10.6   Counterparts...................................................  37
       10.7   Governing Law..................................................  37
       10.8   Assignment; Successors and Assigns.............................  37
       10.9   Specific Performance...........................................  38
       10.10  Waiver.........................................................  38
       10.11  Amendments.....................................................  38
       10.12  Severability...................................................  38
       10.13  Entire Agreement...............................................  39
       10.14  Construction...................................................  39
       10.15  Shareholder's Damages..........................................  39

List of Exhibits:
----------------

EXHIBIT A --   CERTAIN DEFINITIONS

EXHIBIT B --   AGREEMENT OF MERGER

EXHIBIT C --   CERTIFICATE OF MERGER

EXHIBIT D --   FORM OF EXECUTIVE NON-COMPETITION AND NON-INTERFERENCE AGREEMENT

EXHIBIT E --   FORM OF ESCROW AGREEMENT

EXHIBIT F --   FORM OF REGISTRATION RIGHTS AGREEMENT



List of Schedules:
-----------------

Schedule 3.3 --      Optionees, Rights to Acquire Securities, Etc.

Schedule 3.6 --      Non-Contravention

Schedule 3.7 --      Financial Statements

Schedule 3.8 --      Exceptions to Specified Actions

Schedule 3.12 --     Real Property Leases

Schedule 3.13(a) --  Patents (and applications), Trademarks(and applications),
                     Service Marks(and applications), and Copyrights (and applications)

Schedule 3.13(b) --  All other Intellectual Property

Schedule 3.13(c) --  Intellectual Property Licenses

Schedule 3.13(k) --  Employees without Confidentiality and Assignment Agreements

Schedule 3.14 --     Contracts

Schedule 3.16 --     Governmental Authorizations

Schedule 3.18(a) --  Compensation Plans

Schedule 3.18(c) --  Welfare Plans

Schedule 3.18(g) --  Plans providing Benefits for Terminated Employees

Schedule 3.18(k) --  Payments to Employees

Schedule 3.18(m) --  Disabled Employees, Employees on Leave

Schedule 3.19 --     Environmental Law Authorizations

Schedule 3.21 --     Insurance Policies

Schedule 3.22 --     Related Party Transactions

                              AGREEMENT AND PLAN

                         OF MERGER AND REORGANIZATION

     This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION is made and entered into as of May 31, 1999, by and among TRISERVE COMMUNICATIONS, INC., a California corporation ("the Company"), USA TALKS.COM, INC., a Nevada corporation ("Parent"), TSI SUB, INC., a Delaware corporation and a wholly-owned subsidiary of Parent ("Mergerco"), and STEVEN A. ROBERTS, the sole shareholder of the Company (the "Shareholder"). Certain other capitalized terms used in this Agreement are defined in Exhibit A attached hereto.
                              ---------

                                   RECITALS

     A. MergerCo is a recently formed Delaware corporation organized for the purpose of effecting the transactions contemplated by this Agreement;

     B. Parent is the owner of all of the issued and outstanding shares of the capital stock of MergerCo;

     C. The Shareholder owns all of the issued and outstanding shares of the capital stock of the Company;

     D. The parties hereto desire to adopt a plan of reorganization as contemplated by IRC Section 368(a);

     E. The respective Boards of Directors of MergerCo and the Company deem it advisable and in the best interests of MergerCo and the Company, respectively, and their respective shareholders, that MergerCo merge with and into the Company (the "Merger") pursuant to this Agreement, an Agreement of Merger substantially in the form of Exhibit B hereto to be filed with the California Secretary of
               ---------
State (the "Agreement of Merger"), and a Certificate of Merger substantially in the form of Exhibit C hereto to be filed with the Delaware Secretary of State
            ---------
(the "Certificate of Merger"), with the result that the Company will become a wholly-owned subsidiary of Parent and the shares of capital stock of the Company issued and outstanding immediately prior to the Effective Time will be converted into the right to receive common stock issued by Parent;

     F. The Shareholder has duly approved of this Agreement and has authorized the consummation of the Merger and the various other transactions contemplated herein;

     G. For accounting purposes, it is intended that the Merger shall be accounted for as a purchase transaction;

     H. In a letter agreement dated November 19, 1998, the parties hereto agreed that Parent would issue three million two hundred thousand (3,200,000) shares of its common stock, after adjustment for subsequent stock splits, to be used as the consideration for the acquisition of the business. This Agreement is intended to complete the acquisition as contemplated in the November 19, 1998 letter.

     I. The Company, Parent, MergerCo and the Shareholder desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger;

                                   AGREEMENT

     NOW THEREFORE, in reliance on the foregoing and in and for the consideration and the mutual covenants set forth herein, the sufficiency of which is hereby acknowledged, the parties agree as follows:


                                   ARTICLE I

                                  THE MERGER
                                  ----------

     1.1  The Merger.  At the Closing and subject to the terms and conditions of
          ----------
this Agreement, the Agreement of Merger, the Certificate of Merger and the applicable provisions of the CGCL and DGCL, (i) the Agreement of Merger shall be duly executed and acknowledged by the Company and MergerCo and delivered to the California Secretary of State for filing in the manner provided in the CGCL, and
(ii) the Certificate of Merger shall be duly executed and acknowledged by MergerCo and delivered to the Delaware Secretary of State for filing in the manner provided in the DGCL. The Merger shall become effective upon the filing of the Agreement of Merger with the California Secretary of State (the "Effective Time"). At the Effective Time: (i) MergerCo shall be merged with and into the Company; (ii) the separate existence of MergerCo shall cease; (iii) all of the issued and outstanding shares of capital stock of the Company shall be exchanged for and converted into that number of shares of Parent Common Stock as hereinafter provided; and (iv) all the property, rights, privileges, powers and franchises of the Company and MergerCo shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and MergerCo shall become the debts, liabilities and duties of the Surviving Corporation, all in accordance with the CGCL and DGCL.

     1.2  Closing; Effective Time.  The consummation of the transactions
          -----------------------
contemplated by this Agreement (the "Closing") shall take place at the offices of Gray Cary Ware & Freidenrich LLP, 4365 Executive Drive, Suite 1600, San Diego, California 92121, at 9:00 a.m. (local time) on June 1, 1999, or at such other time and date as the Parties agree, but in no event later than the second business day after the date that all of the conditions set forth in Article VI have been satisfied or waived (the "Closing Date").

     1.3  Articles of Incorporation and Bylaws.  As set forth in the Agreement
          ------------------------------------
of Merger and the Certificate of Merger, at the Effective Time, and without any further action on the part of the Company or MergerCo, (i) the Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter altered, amended or repealed as provided therein and in accordance with applicable law, and (ii) the Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter altered, amended or repealed as provided therein and in accordance with applicable law.

     1.4  Directors and Officers.  The directors and officers of MergerCo
          ----------------------
immediately prior to the Effective Time shall become, from and after the Effective Time, the directors and officers of the Surviving Corporation until their respective successors are duly elected or appointed and shall qualify or their earlier resignation or removal.

     1.5  Tax and Accounting Consequences.
          -------------------------------
          (a) It is intended by the parties hereto that the Merger shall constitute a "reorganization" within the meaning of IRC Section 368. The parties hereto adopt this agreement as a "plan of reorganization" within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a).

          (b) It is intended by the parties hereto that the Merger shall qualify for accounting treatment as a purchase transaction.

                                  ARTICLE II

                           CONVERSION OF SECURITIES
                           ------------------------

     2.1  Effect on Capital Stock.  At the Effective Time, by virtue of the
          -----------------------
Merger and without any action on the part of the Company, Parent, MergerCo or the Shareholder:

          (a)  Capital Stock of MergerCo.  Each share of common stock of
               -------------------------
MergerCo, par value $.01 per share, issued and outstanding immediately prior to the Effective Time, shall be converted into and become one fully paid and nonassessable common share of the Surviving Corporation. Each stock certificate of MergerCo evidencing ownership of any such shares of common stock of MergerCo immediately prior to the Effective Time shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation after the Effective Time.

          (b)  Conversion of Company Common Stock.  Subject to Sections 2.2
               ----------------------------------
through 2.4 below, each share of Company Common Stock (other than Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and represent the right to receive: (i) the number of shares of Parent Common Stock rounded to the nearest ten-thousandth of a share equal to the quotient obtained by dividing (x) Three Million Two Hundred Thousand (3,200,000) shares of Parent Common Stock by (y) the number of "Company Common Stock Equivalents" (as defined below) outstanding at the Effective Time (the "Exchange Ratio"); provided, however, that an aggregate of ten percent (10%) of the shares of Parent Common Stock otherwise issuable to Shareholder upon conversion of Shareholder's shares of Company Common Stock shall be placed in an escrow (the "Escrow Shares") with Chicago Title Company as Escrow Agent pursuant to the terms of an Escrow Agreement (as more fully discussed in Section 9.6). "Company Common Stock Equivalents" shall mean the sum of (i) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time plus (ii) the number of shares of Company Common Stock required to be reserved for issuance upon the exercise of any Company options, warrants or other convertible instruments outstanding at the Effective Time (regardless of the degree to which such options, warrants and other convertible instruments may then be vested or exercisable). All shares of Company Common Stock, when so converted upon the Merger, shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock upon the surrender of such certificate in accordance with Section 2.3, without interest.

          (c)  Substitution of Company Options.  At the Effective Time, all
               -------------------------------
Company Options (as defined in Section 3.3 below) shall be substituted for in accordance with Section 6.13.

          (d)  Certain Adjustments to Exchange Ratio.  The Exchange Ratio shall
               -------------------------------------
be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

          (e)  Limitation on Shares Issuable.  Subject to adjustment pursuant
               -----------------------------
to Section 2.1(d), in no event shall the number of shares of Parent Common Stock which Parent is obligated to issue pursuant to this Agreement (including pursuant to any Company Options substituted for pursuant to Section 6.13) exceed Three Million Two Hundred Thousand (3,200,000) shares.

     2.2  Dissenting Shares.  Shares of Company Common Stock which constitute
          -----------------
"dissenting shares" under Section 1300(b) of the CGCL (the "Dissenting Shares") shall have only such rights as are afforded to the holder thereof by the provisions of Chapter 13 of the CGCL.

     2.3  Exchange of Certificates.  Subject to the provisions regarding the
          ------------------------
treatment of fractional shares herein and in Section 2.4 below, Parent shall, as promptly as reasonably practicable after the Effective Time, make available stock certificates representing the shares of Parent Common Stock issued in the Merger to the person or persons legally entitled thereto upon surrender of certificates which, immediately prior to the Effective Time, represented shares of Company Common Stock. After the Effective Time there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time are presented to the Surviving Corporation for transfer or for any other reason, they shall be canceled and exchanged for Parent Common Stock and cash in lieu of any fractional share as provided in this Article II, except as otherwise provided by law and as adjusted for any dividends paid or other distributions made on or after the Effective Time with respect to Parent Common

Stock, if the record date set for such dividends or distributions is a date occurring after the Effective Time.

     2.4  Treatment of Fractional Shares.  No fractional share of Parent
          ------------------------------
Common Stock nor scrip certificate for such fractional share shall be issued in the Merger. In lieu thereof, any holder of Company Common Stock otherwise entitled to receive a fractional share of Parent Common Stock shall be paid an amount in cash equal to the value of such fractional share interest based on a value per whole share of Parent Common Stock equal to the average closing price of the Parent Common Stock during the ten (10) days during which the Parent Common Stock was traded preceding the second business day prior to the Closing Date. If more than one certificate representing Company Common Stock shall be surrendered at one time for the account of the same shareholder, the number of full shares of Parent Company Stock for which such certificates shall be delivered shall be computed on the basis of the aggregate number of shares of Company Common Stock represented by such certificates so surrendered.

     2.5  Further Action.  If, at any time after the Effective Time, any further
          --------------
action is reasonably determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of MergerCo and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of MergerCo, in the name of the Company and otherwise) to take such action.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

     As an inducement to Parent and MergerCo to enter into this Agreement and to consummate the transactions contemplated hereby, the Company represents and warrants to Parent and MergerCo that the statements contained in this Article III are true and correct.

     3.1  Organization, Standing and Power.  The Company is a corporation duly
          --------------------------------
organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite power to own, lease and operate its assets as now owned, leased and operated and to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its operations requires such qualification, except where the failure to so qualify has not and will not have a Material Adverse Effect on the Company. The Company has delivered to Parent complete and correct copies of its Articles of Incorporation and Bylaws, each as in effect on the date hereof. Prior to the date hereof, the Company has not been a subsidiary of any other corporation or Entity.

     3.2  Corporate Records.  Company has furnished to Parent, or its
          -----------------
Representatives, for its or their examination (i) copies of all Company records required to be set forth of all proceedings, consents, actions, and meetings of its sole shareholder and Board of Directors, and (ii) to the extent requested by Parent, all permits, orders, and consents issued by any Governmental Body with respect to the Company. The corporate records of the Company are complete and accurate in all material respects, and the signatures of all officers and directors and other persons appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.

     3.3  Capital Stock.  As of the date hereof, the authorized capital stock of
          -------------
the Company consists of One Million (1,000,000) shares of Company Common Stock. As of the date hereof, Six Hundred Sixty Thousand (660,000) shares of Company Common Stock are issued and outstanding and are all owned by the Shareholder, and no other person or entity has been issued shares of Company Common Stock prior to the date hereof. Except as set forth in Schedule 3.3, no options to
                                                 ------------
purchase Company Common Stock (the "Company Options") are currently outstanding. None of the issued and outstanding shares of capital stock of the Company has been issued in violation of, or is subject to, any preemptive or any subscription rights. Except as provided in this Agreement and the transactions contemplated hereby, and except as set forth in Schedule 3.3, there are no
                                                ------------
agreements, arrangements, warrants, options, puts, calls, rights, options or other employee benefit plans or other commitments or understandings of any character to which the Company or, to the Company's Knowledge, the Shareholder is a party relating to the issuance, sale, purchase, redemption, conversion, exchange, registration, voting or transfer of any shares of Company Common Stock or other securities of the Company. The names of the record holders of all such warrants, options, puts, calls and rights, and the names of the parties to all such agreements, arrangements, plans, commitments or understandings, are set forth in Schedule 3.3. All of the outstanding shares of Company Common Stock
         ------------
are duly authorized and validly issued and fully paid and nonassessable, free of any preemptive or subscription rights, free and clear of all Encumbrances and were issued in compliance with all applicable securities laws. The Company is not in active discussions, formal or informal, with any person or entity regarding the issuance of any form of additional Company equity that has not been issued or committed to prior to the date of this Agreement. Except as provided in this Agreement and other transaction documents or any transaction contemplated hereby or thereby, there are no voting trusts, proxies or other agreements or understandings with respect to the voting of shares of the Company's Common Stock.

     3.4  Subsidiaries.  The Company does not own, directly or indirectly, more
          ------------
than ten percent (10%) of the outstanding voting securities or other equity interests of any other Entity.

     3.5  Corporate Authority.  The Company has the requisite power and
          -------------------
authority to execute and deliver this Agreement and all of the other instruments contemplated hereby to be executed by it and, subject to the conditions set forth herein, consummate the transactions contemplated hereby and comply with the terms, conditions and provisions hereof. The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action, and the Merger has been duly approved by the Company's Board of Directors and the Shareholder (in his capacity as the Company's sole shareholder). This Agreement has been duly executed and delivered by the Company and constitutes, and each other instrument contemplated hereby or thereby, when executed and delivered by the Company, will constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

     3.6  Non-Contravention; Consents.  Except as set forth in Schedule 3.6,
          ---------------------------                          ------------
neither the execution, delivery or performance of this Agreement or any of the other instruments contemplated hereby, nor the consummation by the Company of the Merger or any of the other transactions contemplated by this Agreement or the fulfillment thereby of the terms, conditions and provisions hereof, will directly or indirectly (with or without notice or lapse of time):

          (a) violate any provision of: (i) the Company's Articles of Incorporation or Bylaws; or (ii) any resolution adopted by the Company's sole shareholder or Board of Directors;

          (b) result in the acceleration of, or entitle any party to accelerate (whether after the giving of notice or lapse of time or both), any debt obligation of the Company;

          (c) violate, or result with giving of notice or lapse of time or both in any violation of, or result in the imposition or creation of, any lien or other Encumbrance upon or with respect to any asset owned or used by the Company pursuant to any provision of any mortgage, lien, lease, agreement, Governmental Authorization, item of Intellectual Property, indenture, license, instrument, law, regulation, order, arbitration award, judgment or decree to which the Company is a party or by which the Company or any of its properties is bound, the effect of all of which violations, creations and impositions would result in liability to the Company in excess of $10,000 in the aggregate;

          (d) constitute an event permitting modification, amendment or termination of a mortgage, lien, lease, agreement, Governmental Authorization, item of Intellectual Property, indenture, license, instrument, law, regulation, order, arbitration award, judgment or decree to which the Company is a party or by which the Company or any of its properties is bound, the effect of all of which modification(s), amendment(s) or termination(s) would result in liability to the Company in excess of $10,000 in the aggregate; or

          (e) except for the filings contemplated in Section 1.1, require the approval, Consent, authorization or act of, or the making by the Company or any other Person, of any declaration, filing or registration with any third person or any Governmental Body, except to the extent that the failure to obtain any of the foregoing does not result in a Material Adverse Effect.

     3.7  Financial statements.  Schedule 3.7 contains a true and complete copy
          --------------------   ------------
of the balance sheet of the Company as of March 31, 1999 (the "Company Balance Sheet") and the related statements of income and shareholder's equity and cash flows for the year then ended. The financial statements referred to in the preceding sentence are herein referred to collectively as the "Company Financial Statements"). The Company Financial Statements are true and correct in all material respects and present fairly the financial condition and results of operations of the Company as of such date and for such period.

     3.8  Operations since Incorporation Date.  Except as set forth in the
          -----------------------------------
Company Financial Statements or in Schedule 3.8 hereto, since the Incorporation
                                   ------------
Date, the Company has not: (a) suffered any development or combination of developments that has had or would reasonably be expected to have a Material Adverse Effect on the Company; (b) suffered any damage, destruction or loss, whether or not covered by insurance, that has had or would reasonably be expected to have a Material Adverse Effect on the Company; (c) adopted or amended any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust fund or arrangement or other plan for the benefit of its employees; (d) declared, set aside or paid any dividend or distribution on or in respect of its capital stock; (e) redeemed, repurchased, retired or otherwise acquired any of its capital stock or securities convertible into or exchangeable or exercisable for its capital stock or any other securities of the Company, and has not entered into any agreement, arrangement or other commitment to do so; (f) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, or any change in depreciation or amortization policies or rates; (g) sold, leased, abandoned or otherwise disposed of any real property, machinery, equipment or other operating property previously owned by the Company; (h) sold, assigned, transferred, licensed or otherwise disposed of any patent, patent right, trademark, trade name, brand name, copyright (or pending application for any patent, trademark or copyright), invention, work of authorship, process, know-how, formula or trade secret or interest thereunder or other material intangible asset except for end-user license transactions entered into in the ordinary course of its business pursuant to the Company's standard forms of license agreement; (i) entered into any material commitment or transaction (including without limitation any borrowing) other than commitments or transactions that are not reasonably likely to have a Material Adverse Effect on the Company; (j) permitted or allowed any of its property or assets to be subjected to any new mortgage, deed of trust, pledge, lien, security interest or other encumbrance of any kind, except for liens for current taxes not yet due and purchase money security interests; (k) made any capital expenditure or commitment for additions to property, plant or equipment individually in excess of $10,000, or, in the aggregate, in excess of $25,000; (l) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets to, or entered into any agreement or arrangement with, any of its employees or shareholders or any affiliate of any of the foregoing, other than employee compensation and benefits and reimbursement of employment related business expenses; (m) incurred any indebtedness for money borrowed; or (n) agreed to take any action described in this Section 3.8 or which would constitute a breach of any of the representations or warranties of the Company contained in this Agreement.

     3.9  Title to Assets.  Company owns and has good and valid title to all
          ---------------
assets purported to be owned by it, including: (i) all assets reflected on the Company Balance Sheet; and (ii) all other assets reflected in its books and records as being owned by the Company. All of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for any lien for current taxes not yet due and payable.

     3.10 No Undisclosed Liabilities.  Except as is expressly set forth in any
          --------------------------
Schedule hereto, the Company is not subject to any obligation or liability of any nature (whether accrued, contingent, inchoate or otherwise, including, without limitation, unasserted claims), which would individually or in the aggregate be required by generally accepted accounting principles to be reflected on a balance sheet of the Company but is not reflected on the Company Balance Sheet or the notes thereto, other than (i) obligations pursuant to or in connection with this Agreement or the transactions contemplated hereby, (ii) liabilities and obligations incurred in the ordinary course of business after March 31, 1999, and (iii) liabilities which do not have a Material Adverse Effect.

     3.11 Equipment; Real Property Interests.
          ----------------------------------

          (a) All items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's businesses, in the manner in which such businesses are currently being conducted.

          (b) The Company is not the record or beneficial owner of any real property or any interest in real property, except for the leasehold created under the real property leases identified in Schedule 3.12.
                                             -------------

     3.12 Real Property Leases.  The leases, subleases and other agreements and
          --------------------
documents with respect to real property which are identified in Schedule 3.12
                                                                -------------
constitute (a) the lease of the Company's headquarters in San Juan Capistrano, California and (b) the lease of all other facilities material to the Company (hereinafter referred to as the "Material Leases"). Correct and complete copies of the Material Leases have been delivered to the Parent. The Company holds good and valid leasehold title to each of the properties which are the subject of the Material Leases, in each case free of all Encumbrances, except for liens for (x) Taxes not yet due and payable or which are being contested in good faith, (y) Encumbrances which neither materially interfere with the intended use of the property which is the subject of the material Lease nor have a material adverse effect upon the use by the Company of such property or the business currently conducted thereon or proposed to be conducted thereon, and (z) Permitted Encumbrances. To the Company's Knowledge, there are no existing defaults under any Material Lease, and no event has occurred which with notice of lapse of time, or both, could constitute an event of default under any Material Lease, which default would result in a Material Adverse Effect. The transactions contemplated by this Agreement will not result in a default under any Material Lease (which default would have a Material Adverse Effect).

     3.13 INTELLECTUAL PROPERTY.
          ---------------------

          (a)  Schedule 3.13(a) contains a complete and correct list of all
               ----------------
United States and foreign patents, patent applications, registered trademarks, trademark applications, registered service marks, service mark applications, trade names and registered copyrights which are owned by the Company and are material to the business of the Company, including, if applicable, (i) a brief description of such Intellectual Property, (ii) the date of issuance or registration, (iii) the serial, patent or registration number, (iv) the date of application, (v) the expiration date and (vi) the country of registration of such items of Intellectual Property and any material licenses thereunder.

          (b)  Schedule 3.13(b) identifies all other material Company
               ----------------
Intellectual Property owned by the Company.

          (c)  Schedule 3.13(c) identifies each material item of Intellectual
               ----------------
Property that is licensed to the Company by any Person (except for any item of Intellectual Property that is licensed to the Company under any third party software license generally available to the public at a cost of less than $5,000), and identifies the license agreement under which such item of Intellectual Property is being licensed to the Company.

          (d) The Company has good, valid and marketable title to all of the Intellectual Property identified in Schedule 3.13(a) and Schedule 3.13(b), free
                                    ----------------     ----------------
and clear of all liens and other Encumbrances, and has a valid right (contractual or otherwise) to use all Intellectual Property identified in
Schedule 3.13(c).
----------------

          (e)  Except as set forth in Schedule 3.13(c), the Company is not
                                      ----------------
obligated to make any payment to any Person for the use of any Company Intellectual Property. The Company has not developed jointly with any other Person any Company Intellectual Property with respect to which such other Person has any rights.

          (f) The Company has taken all reasonably necessary measures and precautions to protect and maintain the confidentiality and secrecy of all Company Intellectual Property (except Company Intellectual Property whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Intellectual Property.

          (g) To the Company's Knowledge, no Company Intellectual Property infringes or conflicts with any Intellectual Property owned or used by any other Person. To the Company's Knowledge, the Company is not currently infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Intellectual Property owned or used by any other Person. To the Company's Knowledge, no other Person is infringing, misappropriating or making any unlawful use of, and no Intellectual Property owned or used by any other Person infringes or conflicts with, any Company Intellectual Property.

          (h) Each item of Company Intellectual Property conforms in all material respects with any specification, documentation and performance standard provided with respect thereto by or on behalf of the Company, and the Company has not received notice of any material claim by any customer or other Person alleging that any Company Intellectual Property does not conform in all material respects with any specification, documentation or performance standard made or provided by or on behalf of the Company, and, to the Company's Knowledge, there is no basis for any such claim.

          (i) Each item of software included within the Company Intellectual Property that is material to the business of the Company will: (A) record, store, process, calculate and present calendar dates falling on and after (and, if applicable, spans of time including) January 1,

2000, (B) calculate any information dependent on or relating to such dates in the same manner, and with the same functionality, data integrity and performance, as such software records, stores, processes, calculates and presents calendar dates on or before December 31, 1999, or calculates any information dependent on or relating to such dates, and (C) lose no functionality with respect to the introduction of records containing dates falling on or after January 1, 2000.

           (j) The Company Intellectual Property constitutes all of the Intellectual Property reasonably necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. The Company has not licensed any Company Intellectual Property to any Person on an exclusive basis, and the Company has not entered into any covenant not to compete or Contract materially limiting the ability to exploit any Intellectual Property or to transact business in any market or geographical area or with any Person.

           (k)  Except as set forth in Schedule 3.13(k), all current and former
                                       ----------------
employees of the Company have executed and delivered to the Company an agreement that is substantially identical to the standard form of Confidential Information and Invention Assignment Agreement or similar agreement used by the Company and previously delivered to Parent, and all current and former consultants to the Company have executed and delivered to the Company an agreement that is substantially identical to the standard form of Consultant Confidential Information and Invention Assignment Agreement or similar agreement used by the Company and previously delivered to Parent.

     3.14  Contracts.
           ---------

           (a)  Except as set forth in Schedule 3.14, the Company is not a party
                                       -------------
to, nor bound by, nor is any of its properties subject to, any written or oral agreement described as follows:

                (i) any contract (except purchase orders that involve the purchase or sale of goods) with a value, or involving payments to the Company, of more than $10,000 and which is not cancelable within six months after the date of notice of cancellation without liability upon such notice given at or after the Effective Time;

                (ii) any contract for the employment of any officer or employee (other than, with respect to any employee, contracts which are terminable without liability upon notice of thirty (30) days or less and do not provide for any further payments following such termination) or with a former officer or employee pursuant to which payments by the Company may be required to be made at any time following the date hereof;

                (iii) any mortgage or other form of secured indebtedness, or any other indebtedness for money borrowed;

                (iv) any unsecured debentures, notes or installment obligations or other instruments for or relating to any unsecured borrowing of money by the Company, or any letter of credit issued to secure any obligation of a third party other than borrowings less than $10,000 in the aggregate; or

                (v)   any agreement containing any covenant not to compete.

           (b) Complete and correct copies of all contracts, agreements and other instruments referred to in Schedule 3.14 have heretofore been provided by
                                 -------------
the Company to Parent.

           (c)  Except as disclosed in Schedule 3.14, the Company, or, to the
                                       -------------
Company's Knowledge, any third party, is not in default under, and no event has occurred which with notice or lapse of time, or both, could reasonably be expected to result in a material default under, or violation of, any contract, agreement or instrument identified in subsection (a) above, which defaults and violations in the aggregate would have a Material Adverse Effect.

     3.15  Compliance With Legal Requirements.  The Company is, and at all times
           ----------------------------------
since the Incorporation Date has been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company. Since the Incorporation Date the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on the Company.

     3.16  Governmental Authorizations.  Schedule 3.16 identifies each material
           ---------------------------   -------------
Governmental Authorization held by the Company. Each Governmental Authorization identified in Schedule 3.16 is valid and in full force and effect, and such
              -------------
Governmental Authorizations collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted except where any failure to have such Governmental Authorizations has not had and will not have a Material Adverse Effect on the Company. The Company is, and at all times since the Incorporation Date has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in
Schedule 3.16.  Since the Incorporation Date, the Company has not received any
-------------
notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

     3.17  Tax Matters.
           -----------

           (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has delivered or made available to Parent accurate and complete copies of all Company Returns which have been requested by Parent.

          (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles.

          (c) There have been no examinations or audits of any Company Return. No extension or waiver of the limitation period applicable to any of Company Returns has been granted and no such extension or waiver has been requested from the Company.

          (d) Since the Incorporation Date, no claim, investigation, or Legal Proceeding is pending or to the Company's Knowledge has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to IRC Section 341(f).

          (e) The Company has not agreed and is not required to make any adjustments pursuant to IRC Section 481(a) or any similar provision of state or local law by reason of a change in accounting method initiated by it or any other relevant party, and to Company's Knowledge the Internal Revenue Service has not proposed any such adjustment or change in accounting method, and the Company does not have any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or assets of the Company.

          (f) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to IRC Section 280G or Section 162. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

          (g) The Company has (i) withheld all amounts required to be withheld from the wages of its employees, with respect to tax withholding and taxes due from such employees under the Federal Insurance Contributions Act or any other foreign, federal, state or local unemployment tax laws for payroll periods ending before the close of business on the day before the Effective Time, and
(ii) filed all Tax Returns that were required to be filed on or before the day before the Effective Time (taking into account applicable extension periods) with respect to such withholding for such periods.

           (h) The Company is not a United States Real Property Holding Corporation within the meaning of IRC Section 897 and was not a United States Real Property Holding Corporation on any "determination date" (as defined in Treasury Regulation Section 1.897-2(c)) that occurred prior to the Effective Time.

     3.18  Employee and Labor Matters; Benefit Plans.
           -----------------------------------------

           (a)  Schedule 3.18(a) identifies each salary, bonus, deferred
                ----------------
compensation, incentive compensation, stock purchase, stock option, severance pay, or termination pay plan (collectively, the "COMPENSATION PLANS"), and each hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "PLANS") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("EMPLOYEE"), except for Plans which would not require the Company to make payments or provide benefits having a value in excess of $10,000 in the aggregate.

           (b)  Except as set forth in Schedule 3.18(a), the Company does not
                                       ----------------
maintain, sponsor or contribute to, and, to the Company's Knowledge, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

           (c) The Company maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Schedule 3.18(c)
                                                                ----------------
(the "Welfare Plans"), none of which is a multi-employer plan (within the meaning of Section 3(37) of ERISA).

           (d)  With respect to each Plan, the Company has delivered to Parent:

                (i) an accurate and complete copy of such Plan (including all amendments thereto);

                (ii) an accurate and complete copy of the annual report, if required under ERISA, with respect to such Plan for the last two years;

                (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

                (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

                (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and record keeping agreements; and

                (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under IRC Section 401(a)).

          (e) The Company is not required to be, and, to the Company's Knowledge, has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or IRC Section 414(b), (c), (m) or (o). To the Company's Knowledge, the Company has never been a member of an "affiliated service group" within the meaning of IRC Section 414(m). To the Company's Knowledge, the Company has never made a complete or partial withdrawal from a multi-employer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either Section 4207 or 4208 of ERISA).

          (f) The Company does not have any plan or commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would materially affect any Employee.

          (g)   Except as set forth in Schedule 3.18(g), no Welfare Plan
                                       ----------------
provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to IRC Section 4980B, (ii) deferred compensation benefits accrued as liabilities on the Company Financial Statements, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

          (h) To the Company's Knowledge, with respect to each of the Welfare Plans constituting a group health plan within the meaning of IRC Section 4980B(g)(2), the provisions of IRC Section 4980B have been complied with in all material respects.

          (i) To the Company's Knowledge, each of the Compensation Plans and the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the IRC.

          (j) Each of the Compensation Plans and the Plans intended to be qualified under IRC Section 401(a) has received a favorable determination from the Internal Revenue Service or has applied for such determination within the applicable remedial amendment period under IRC Section 401(b), and the Company is not aware of any reason why any such determination letter should be revoked.

           (k) Except as set forth in Schedule 3.18(k), neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Compensation Plan or Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

           (l) The Company has provided to Parent documentation showing all salaried employees of the Company, and correctly reflecting, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the Company's employees are "at will" employees.

           (m)  Schedule 3.18(m) identifies each Employee who is not fully
                ----------------
available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

           (n) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

           (o) The Company has no reason to believe that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the Company's labor relations, or (ii) the Company's employee(s) intend(s) to terminate his or her employment with the Company. There are no pending labor grievances or unfair labor practice claims or charges against the Company. To the Company's Knowledge, there are no organizing efforts by any union or other group seeking to represent any employees of the Company.

     3.19  Environmental Matters.  The Company is in compliance in all material
           ---------------------
respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and the Company is in compliance in all material respects with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body or citizens group, that alleges that the Company is not in compliance with any Environmental Law, and, to the Company's Knowledge, there are no circumstances that will likely prevent or interfere with the Company's compliance with any Environmental Law in the future. To the Company's Knowledge, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in Schedule
                                                                     --------
3.19.
----

     3.20  Bank Accounts.  The Company has provided to Parent accurate records
           -------------
for each account (including account numbers) maintained by or for the benefit of the Company at any financial institution and the persons authorized to draw on such accounts.

     3.21  Insurance.  Schedule 3.21 identifies all insurance policies
           ---------   -------------
maintained by, at the expense of or for the benefit of the Company and identifies any material claims made thereunder, and the Company has delivered or made available to Parent accurate and complete copies of the insurance policies identified on Schedule 3.21. Each of the insurance policies identified in
              -------------
Schedule 3.21 is in full force and effect. Since the Incorporation Date, the
-------------
Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any claim under any insurance policy, or
(c) material adjustment in the amount of the premiums payable with respect to any insurance policy.

     3.22  Related Party Transactions.  Except as set forth in Schedule 3.22, no
           --------------------------                          -------------
Related Party has at any time since the Incorporation Date had, any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company; (b) no Related Party is, or has at any time since the Incorporation Date been, indebted to the Company; (c) since the Incorporation Date, no Related Party has entered into, or has had any direct or indirect financial interest in, any contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time since the Incorporation Date competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights to receive compensation for services performed as an employee of the Company).

     3.23  Legal Proceedings; Orders.
           -------------------------

           (a) There is no Legal Proceeding pending or, to the Company's Knowledge, threatened (nor does the Company have any reasonable basis for believing there exists a basis for any such Legal Proceeding) against the Company or any of its properties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on the Company.

           (b) No material Legal Proceeding has been commenced by the Company since the Incorporation Date.

           (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the Company's Knowledge, no employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

     3.24  Full Disclosure.  This Agreement does not (i) contain any
           ---------------
representation, warranty or information provided by the Company or the Shareholder that is false or misleading with respect to any material fact, or
(ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

     3.25  No Finder.  Neither the Company nor any party acting on its behalf
           ---------
has paid or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

                                  ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER

     The Shareholder represents and warrants to Parent as follows.

     4.1   CAPACITY.  The Shareholder has the requisite capacity and authority
           --------
to enter into and perform his obligations under this Agreement.

     4.2   Binding Agreement.  This Agreement constitutes the valid and legal
           -----------------
binding obligation of the Shareholder. The execution and delivery of this Agreement by the Shareholder does not, and the performance by the Shareholder of his obligations under this Agreement and the consummation by the Shareholder of the transactions contemplated by this Agreement will not in any material respect, violate or conflict with or constitute a material default under any agreement, instrument, contract or other obligation, any order, arbitration award, judgment or decree to which the Shareholder is a party or by which the Shareholder is bound, or any statute, rule or regulation to which the Shareholder or any of his property is subject.

                                   ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGERCO

     As an inducement to the Company and the Shareholder to enter into this Agreement and to consummate the transactions contemplated hereby, Parent and MergerCo each jointly and severally represents and warrants to the Company and the Shareholder that the statements contained in this Article IV are true and correct:

     5.1   ORGANIZATION, STANDING AND POWER.  Each of Parent and MergerCo is a
           --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power to own, lease and operate its assets and to carry on its business as now conducted. Parent is duly qualified to transact business and is in good standing in each jurisdiction in which the nature of its operations require such qualification, except where the failure to so qualify has not and will not have a Material Adverse Effect on Parent. Parent has delivered to the Company complete and correct copies of its Articles of Incorporation and Bylaws, each as in effect on the date hereof.

     5.2  AUTHORITY; BINDING NATURE OF AGREEMENT.
          --------------------------------------

          (a) Each of Parent and MergerCo has the requisite power and authority to execute and deliver this Agreement and all of the other instruments contemplated hereby to be executed by it and, subject to the conditions set forth herein, consummate the transactions contemplated hereby and comply with the terms, conditions and provisions hereof. The execution, delivery and performance of this Agreement by Parent and MergerCo have been duly authorized by all requisite corporate action. This Agreement has been duly executed and delivered by each of Parent and MergerCo and constitutes, and each other instrument contemplated hereby or thereby, when executed and delivered by Parent and MergerCo, will constitute, the legal, valid and binding obligation of Parent and MergerCo, enforceable against Parent and MergerCo in accordance with its terms, except (i) as such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          (b) The execution and delivery by each of Parent and MergerCo of this Agreement or any of the other instruments contemplated hereby, the consummation by each of Parent and MergerCo of the transactions contemplated hereby and the compliance by each of Parent and MergerCo with, or fulfillment by each of them of the terms, conditions and provisions hereof, will not:

               (i) conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under its charter or bylaws or any note, instrument, agreement, mortgage, lease, license, franchise, Governmental Authorization or judgment, order, aware or decree to which it is a party, to which any of its properties are subject, or by which it is bound; or

               (ii) require the approval, consent, authorization or act of, or the making by it of any declaration, filing or registration with, any third Person or any Governmental Body.

     5.3  No Finder.  Neither Parent nor any party acting on its behalf has paid
          ---------
or become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of the transactions contemplated by this Agreement.

     5.4  Absence Of Proceedings.  There is no Legal Proceeding pending, or to
          ----------------------
Parent's Knowledge, threatened, against Parent or MergerCo which might adversely affect or restrict Parent's or MergerCo's ability to consummate the transactions contemplated by this Agreement.

     5.5  Capitalization.
          --------------

          (a) The authorized capital stock of Parent consists of: (i) 400,000,000 shares of Parent Common Stock, 76,632,219 shares of which were issued and outstanding at March 26, 1999; (ii) 1,000 shares of Class A Preferred Stock, par value $.001 per share, none of which is outstanding; (iii) 1,000 shares of Class B Preferred Stock, par value $.001 per share, none of which is outstanding; and (iv) 1,000 shares of Class C Preferred Stock, par value $.001 per share, none of which is outstanding. At December 31, 1998, there were no outstanding options, warrants or other rights to subscribe for or purchase from Parent any capital stock of Parent or securities convertible into or exchangeable for Parent Common Stock except options, warrants or other rights to purchase or acquire not more than 41,974,012 shares of Parent Common Stock under outstanding warrants or stock option, stock purchase and stock bonus plans.

          (b) The authorized capital stock of MergerCo consists of 1,000 shares of Common Stock, $.01 par value per share, of which 100 shares are issued and outstanding.

          (c) The outstanding Parent Common Stock is, and the Parent Common Stock to be issued in the Merger will be, duly and validly authorized and issued, fully paid and non-assessable and will be free of any liens or encumbrances created by or resulting from the actions of Parent or MergerCo.

     5.6  SEC Filings; Financial Statements.
          ---------------------------------

          (a) Except for Parent's failure to timely file an amendment to its Form 8-K that should have been filed with the SEC in October 1998, since August 1, 1998, Parent has timely filed with the SEC all reports that would have been required to be filed by it under the Exchange Act if Parent had a class of securities registered under the Exchange Act. In this regard, all such reports required to have been filed since December 31, 1997 have been filed in a manner that would satisfy in all material respects the requirements of Rule 144(c)(1) promulgated under the Securities Act if Parent had a class of securities registered under Section 12 of the Exchange Act. Parent has delivered or made available to the Company accurate and complete copies (excluding copies of exhibits) of each publicly available report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between January 1, 1998 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b)  The financial statements contained in the Parent SEC Documents:
(i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year end audit adjustments; and (iii) fairly present the financial position of Parent as of the respective dates thereof and the consolidated results of operations of Parent for the periods covered thereby.

     5.7  Governmental Consents.  No consent, approval or authorization of, or
          ---------------------
declaration, filing or registration with, any governmental or regulatory authority is required to be made or obtained by Parent or MergerCo in connection with the execution of this Agreement.

     5.8  No Undisclosed Liabilities.  Parent is not subject to any obligation
          --------------------------
or liability of any nature (whether accrued, contingent, inchoate or otherwise, including, without limitation, unasserted claims), which would individually or in the aggregate be required by generally accepted accounting principles to be reflected on a balance sheet of Parent but is not reflected in the balance sheet included in the Form 10-KSB for the Parent's fiscal year ended December 31, 1998 or the notes thereto, other than: (i) obligations pursuant to or in connection with this Agreement or the transactions contemplated hereby, (ii) liabilities and obligations incurred in the ordinary course of business after December 31, 1998, and (iii) liabilities which do not have a Material Adverse Effect on the Parent.

     5.9  Compliance with Laws.  Each of Parent and MergerCo has complied in the
          --------------------
conduct of its business with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on Parent or MergerCo. Except for the notification from the SEC regarding the suspension of trading of Parent's Common Stock, and the subsequent investigation conducted by the SEC, since January 1, 1998, Parent has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirements, except where the failure to comply with such Legal Requirements has not had and will not have a Material Adverse Effect on Parent.

     5.10 Full Disclosure.  This Agreement when read together with all other
          ---------------
documents previously filed by Parent with the SEC (subject to any applicable amendments and updates for such filed documents) does not (i) contain any representation, warranty or information provided by Parent or MergerCo that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained and to be contained herein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

                                  ARTICLE VI
                             ADDITIONAL COVENANTS

          The respective parties hereto covenant and agree to take, or cause the Company to take, the following actions between the date hereof and the Effective Time (or at such other time as may be expressly stated herein):

     6.1  Access and Investigation.  The Company shall afford to Parent's
          ------------------------
Representatives reasonable access during normal business hours to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation) of the Company to the extent Parent shall reasonably deem necessary or desirable and shall furnish to Parent's Representatives such additional information concerning the Company and its properties, assets, businesses and operations as shall be reasonably requested, including all such information as shall be necessary to enable Parent's Representatives to verify the accuracy of the representations and warranties contained in Article III, to verify that the covenants of the Company in Section 6.3 have been complied with and, to determine whether the conditions set forth in Article VII have been satisfied. Parent covenants that such investigation shall be conducted in such a manner as not to interfere unreasonably with the operations of the Company. No investigation by Parent or its Representatives hereunder shall affect the representations and warranties of the Company.

     6.2  Certain Agreements.  Each of the parties hereto shall use all
          ------------------
commercially reasonable efforts to consummate the transactions contemplated by this Agreement. Each party shall promptly notify the others of any action, suit or proceeding that may be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any transaction contemplated by this Agreement. The Company shall promptly notify Parent of any lawsuit, claim, proceeding or investigation that may be threatened, brought, asserted or commenced after the date hereof against the Company that would have been required to be included on Schedule 3.23, and, in the case of any of the foregoing pending on the date hereof, of any material development with respect thereto. The Company on the one hand, and Parent on the other, shall give prompt written notice to the other party of (a) any notice or other communication received by any such party from any Governmental Body or third Person alleging that the consent of such Governmental Body or third Person is or may be required in connection with the transactions contemplated by this Agreement, and (b) the occurrence of any event or circumstance which could have a Material Adverse Effect, and of which such party has knowledge.

     6.3  Operation of the Company's Business.  Except as contemplated in this
          -----------------------------------
Agreement, without the express prior written consent of Parent, the Company (and, to the extent expressly stated, the Shareholder) shall (from the date hereof through the earlier of the Closing Date or termination of this Agreement):

          (a) conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

          (b)  in each case, in all material respects use reasonable efforts to
(i) preserve intact its current business organization, (ii) maintain its assets and properties in normal operating condition and repair, (iii) keep available the services of its current officers and employees, and (iv) maintain its relations and goodwill with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with it;

          (c) use all commercially reasonable efforts to keep in full force all insurance policies identified in Schedule 3.21;
                                 -------------

          (d) not amend or permit the adoption of any amendment to the Company's Articles of Incorporation or Bylaws (which covenant shall apply to the Shareholder);

          (e) except for the exercise of outstanding Company Options set forth on Schedule 3.3, not sell, issue, agree to issue or authorize the issuance of
   ------------
any capital stock of the Company (by the issuance or granting of options, warrants or rights to purchase any capital stock issued thereby), any securities or other instruments exchangeable or exercisable for or convertible into such capital stock, or other securities;

          (f) not split, combine or reclassify any shares of Company capital stock or declare, accrue, set aside or pay any dividend or make any other distribution in respect of any of the Company's securities;

          (g)  except as set forth on Schedule 3.3, issue, transfer, sell or
                                      ------------
deliver any shares of its capital stock (including options, warrants and any other securities convertible into or exchangeable or exercisable for, with or without additional consideration, the Company's capital stock) or any other interest therein (which covenant shall apply to the Shareholder);

          (h) not repurchase, redeem or otherwise reacquire any of the Company's securities (or any interest therein) for any consideration; not lend money to any Person;

          (j) not incur or guarantee any indebtedness for borrowed money, or amend, supplement or otherwise modify any of the terms of any instrument or agreement evidencing indebtedness for borrowed money;

          (k) not make any acquisition or disposition of stock or assets of any entity;

          (l) not incur capital expenditures not otherwise provided for in applicable budgets which expenditures are in excess of $20,000;

          (m) not merge or consolidate with any corporation or other entity (which covenant shall apply to the Shareholder);

          (n) not form any subsidiary or acquire any equity interest or other interest in any other Entity;

          (o) not enter into any employment or similar contract with, or materially increase the compensation payable to, any officer or employee;

          (p) not (i) establish, adopt or amend any employee benefit plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, except pursuant to agreements in effect on the date hereof, or in accordance with the Company's past practices, or

(iii) hire any new employee whose aggregate annual compensation from the Company is expected to exceed $50,000;

          (q)  not amend, supplement or modify any contract set forth on
Schedule 3.14 or relinquish any material right or privilege of the Company,
-------------
except, in the case of any contract set forth on Schedule 3.14, for any such
                                                 -------------
amendments, supplements or modifications which are not materially adverse to the Company;

          (r)  except in compliance with the limits of subsection (q) above, not
(i) acquire, lease or license any right or other asset from any other Person,
(ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company in the ordinary course of business;

          (s) not change any of its methods of accounting or accounting practices in any material respect, and not alter in any respect its practices and policies relating to the payment and collection, as the case may be, of accounts payable and accounts receivable;

          (t) not create, assume or suffer to be incurred any Encumbrance of any kind on any of its properties or assets other than Encumbrances in the ordinary course of business consistent with past practices, so long as the creation, assumption or sufferance thereof does not interfere with, hinder or delay the transactions contemplated hereby.

          (u)  not make any Tax election;

          (v)  not commence or settle any material Legal Proceeding; and

          (w) not agree, commit or resolve to do or authorize any of the actions described in clauses "(d)" through "(v)" above.

     6.4  Public Announcements.  No party hereto shall make any press release or
          --------------------
other public announcement concerning the transactions contemplated by this Agreement without the prior written approval of the other party (such approval not to be unreasonably withheld), except as and to the extent that such party shall be so obligated by law, in which event the other party shall be advised, and Parent and the Company shall use their commercially reasonable efforts to cause a mutually agreeable release or announcement to be issued. The initial press release relating to this Agreement shall be a joint press release which shall be reasonably acceptable to Parent and the Company.

     6.5  Filings and Consents.  As promptly as practicable after the execution
          --------------------
of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company prior to the Effective Time.

     6.6  Regulatory approvals.  In addition to the obligations of the parties
          --------------------
set forth in the preceding section, the Company and Parent shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications, if any, required under the HSR Act in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (i) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any Legal Proceeding, and (iii) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent agrees to permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

     6.7  Treatment of Employee Plans and Benefits.  From and after the
          ----------------------------------------
Effective Time, Parent and the Company shall perform all obligations pursuant to employee benefit plans and policies that have accrued or otherwise become due on or before the Effective Time. Following the Closing, the Company's employee benefits will be reviewed in consonance with Parent's employee benefit plans and arrangements, applicable law and marketplace factors.

     6.8  Notification; Updates to Schedules.
          ----------------------------------

          (a)  The Company shall promptly notify Parent in writing of:

               (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company or Shareholder in this Agreement;

               (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company or Shareholder in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

               (iii) any breach of any covenant or obligation of the Company (and the Shareholder shall promptly notify Parent in writing of any breach of any covenant or obligation of the Shareholder set forth herein); and

               (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Article VII impossible or unlikely.

          (b)  Parent shall promptly notify the Company in writing of:

               (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Parent or MergerCo in this Agreement;

               (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Parent or MergerCo in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement.

               (iii) any breach of any covenant or obligation of Parent (and MergerCo shall promptly notify the Company in writing of any breach of any covenant or obligation of MergerCo set forth herein); and

               (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Article VII impossible or unlikely.

          (c) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 6.8(a) or (b) requires any change in any Schedule, or if any such event, condition, fact or circumstance would require such a change assuming that such Schedule hereto was dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent or Parent shall promptly deliver to the Company, as the case may be, an update to such Schedule specifying such change. No such update shall be deemed to supplement or amend any Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the parties hereto in this Agreement, or (ii) determining whether any of the conditions set forth in Article VII has been satisfied; provided, however, that if Closing occurs, such Schedule shall be deemed to be modified at such time by such update.

     6.9  No Negotiation.  Neither the Company nor the Shareholder shall,
          --------------
directly or indirectly:

          (a) solicit or encourage the initiation of any inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

          (b) participate in any discussions or negotiations or enter into any agreement with, or provide any nonpublic information or afford access to the properties, books or records of the Company to any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

          (c) consider, entertain or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction.

     The parties acknowledge that any breach of the foregoing provisions by any officer, director or agent (including any employee of the Company acting as agent) of the Company shall be deemed a breach by the Company.

     The Company shall promptly notify Parent in writing of any inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or the Shareholder prior to the Closing.

     6.10 Liability Coverage.  Parent shall obtain for its directors and
          ------------------
officers errors and omissions insurance, to be effective on or prior to the Closing Date, of a type and with a coverage as may be determined by Parent in its good faith discretion and which is reasonably acceptable to the Company and the Shareholder.

     6.11 Substitution of Company Options.  As of the Effective Time, each
          -------------------------------
Company Option, whether vested or unvested, without any action on the part of the holder, shall be substituted with an option to acquire a number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to the number of shares of Company Common Stock that could have been purchased immediately prior to the Effective Time under such Company Option multiplied by the Exchange Ratio, at an exercise price per share of Company Common Stock that could have been purchased pursuant to such Company Option immediately prior to the Effective Time divided by the Exchange Ratio (rounded up to the nearest whole cent), and with the same vesting schedule as the Company Option that was so substituted. Except as set forth in the preceding sentence, each Company Option so substituted shall be subject to the terms and conditions of the Parent's 1999 Stock Option Plan. Parent shall use its best efforts to obtain shareholder approval for its 1999 Stock Option Plan within twelve months of obtaining Board approval for the Plan. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon substitution of Company Options.

     6.12  Form S-8.  Within thirty (30) days after it is eligible to do so,
           --------
Parent shall cause a Form S-8 ("Form S-8"), or other appropriate form, to be filed with the SEC, which registration statement shall register the shares of the Parent Common Stock underlying the converted Company Options, and Parent shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such converted Company Options remain outstanding. The Company shall cooperate with and assist the Parent in the preparation of such Form S-8.

     6.13  Rule 144.  At all times following the Closing, Parent shall ensure
           --------
that adequate current public information is available that would satisfy the condition set forth in subsection (c) of Rule 144 promulgated under the Securities Act. Following the effectiveness of the registration statement referenced in Section 6.16, Parent will file with the SEC in a timely manner all reports and other documents required by the Parent to be filed under the Exchange Act and the Securities Act.

     6.14  Non-competition Agreement.  At or prior to the Closing, each party
           -------------------------
hereto shall execute an Executive Non-Competition and Non-Interference Agreement in the form set forth at Exhibit D hereto (the "Non-competition Agreement").
                         ---------

     6.15  Employment Agreement.  At or prior to the Closing, Parent and the
           --------------------
Shareholder shall execute an Employment Agreement in the form previously agreed by the parties thereto.

     6.16  Registration Statement.  Parent shall make reasonable good faith
           ----------------------
efforts to cause a registration statement to register under the Exchange Act the common stock of the Company on Form 10 or Form 8-A to be filed with the SEC no later than June 31, 1999. Parent agrees to use reasonable good faith efforts to cause such registration statement to be declared effective as soon as practicable following its filing with the SEC.

                                  ARTICLE VII
                           CONDITIONS TO THE MERGER

     The obligations of the parties to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

     7.1   Conditions to Obligations of Each Party to Effect the Merger.  The
           ------------------------------------------------------------
respective obligations of each party to this Agreement to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

           (a)  No Injunctions or Restraints; Illegality. No temporary
                ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or prohibiting or limiting the Company's conduct of its business following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Body, domestic or foreign, seeking the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use all commercially reasonably efforts to have such injunction or other order lifted.

          (b)   Governmental Approval.  The Company, Parent and MergerCo shall
                ---------------------
have timely obtained from each Governmental Body all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act and under applicable state securities laws.

          (c)   HSR Act.  The waiting period applicable to the consummation of
                -------
the Merger under the HSR Act (if applicable) shall have expired or been terminated.

     7.2  Additional Conditions to Obligations of Parent.  The obligations of
          ----------------------------------------------
Parent to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by Parent:

          (a)   Accuracy of Representations.  Each of the representations and
                ---------------------------
warranties made by the Company contained or referred to in this Agreement and in each of the other agreements and instruments delivered to Parent in connection herewith, shall be true and correct at the Closing as though made at the Closing, except for (a) representations and warranties that speak as of a specific date or time other than the Closing (which need only be true and correct as of such date or time), (b) representations and warranties which are not qualified by Material Adverse Effect or otherwise by material adversity (which need be true and correct except for such inaccuracies as in the aggregate (together with the inaccuracies referred to in the following clause (c)) would not have a Material Adverse Effect) and (c) representations and warranties which are qualified by Material Adverse Effect or otherwise by material adversity shall also be true and correct without regard to such qualification except for such inaccuracies as in the aggregate (together with the inaccuracies referred to in the preceding clause (b)) would not have a Material Adverse Effect.

          (b)   Performance of Covenants.  All of the covenants and obligations
                ------------------------
that the Company and Shareholder are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

          (c)   Documents.  Parent shall have received the following documents:
                ---------

                (i) a certificate executed by the Company's Chief Executive Officer or other senior executive officer of the Company representing: (i) that the representations and warranties of the Company contained or referred to in this Agreement and in each of the other agreements and instruments delivered to the Parent in connection herewith are true and correct as of the Closing (subject to the exceptions set forth in Section 7.2(a)), and (ii) that the Company has complied with and performed in all material respects all of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing;

                (ii) a legal opinion of Gray Cary Ware & Freidenrich LLP, dated as of the Closing Date, to the effect that the merger will constitute a reorganization within the meaning of IRC Section 368.

                (iii) to the extent reasonably requested by Parent, confidential invention and assignment agreements, reasonably satisfactory in form and content to Parent, executed by all employees of the Company and by all consultants and independent contractors to the Company who have not already signed such agreements;

                (iv) All material Consents required to be obtained in connection with the Merger and the other transactions contemplated by this Agreement (including the Consents identified in Schedule 3.6) shall have been
                                                ------------
obtained and shall be in full force and effect.;

                (v) a certification of non-foreign status executed by the Shareholder in accordance with the requirements of Treasury Regulations Section 1.1445-2(b)(2)(C)(iii); and

                (vi) the Escrow Agreement (the "Escrow Agreement") in substantially the form attached hereto as Exhibit E duly executed by the
                                          ---------
Shareholder.

           (d)  Dissenting Shares.  The Shareholder shall not have demanded
                -----------------
that the Company purchase any shares of Company capital stock in accordance with Chapter 13 of the CGCL.

           (e)  Company's Key Employees.  Parent shall be reasonably satisfied
                -----------------------
that certain key Company employees (as identified by Parent) will continue their employment with the Surviving Corporation.

           (f)  No Material Adverse Change.  Since the date of this Agreement,
                --------------------------
there shall have been no material adverse change in the operations, earnings, assets, properties, business or condition (financial or otherwise) of the Company; nor shall there exist any condition that, to the Company's Knowledge, could reasonably be expected to result in such a material adverse change, and Parent shall have received a certificate signed on behalf of the Company by the President or the Chief Financial Officer of the Company to such effect.

     7.3   Additional Conditions to Obligations of the Company.  The
           ---------------------------------------------------
obligations of the Company and the Shareholder to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Company:

           (a)  Accuracy of Representations.  Each of the representations and
                ---------------------------
warranties made by Parent and MergerCo contained or referred to in this Agreement and in each of the other agreements and instruments delivered to the Company in connection herewith, shall be true and correct at the Closing as though made at the Closing, except for (a) representations and warranties that speak as of a specific date or time other than the Closing (which need only be true and correct as of such date or time), (b) representations and warranties which are not qualified by Material Adverse Effect or otherwise by material adversity (which need be true and correct except for such inaccuracies as in the aggregate (together with the inaccuracies referred to in the following clause (c)) would not have a Material Adverse Effect) and (c) representations and warranties which are qualified by Material Adverse Effect or otherwise by material adversity shall also be true and correct without regard to such qualification except for such inaccuracies as in the aggregate (together with the inaccuracies referred to in the preceding clause
(b)) would not have a Material Adverse Effect.

           (b)  Performance of Covenants.  All of the covenants and obligations
                ------------------------
that Parent and MergerCo are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

           (c)  Stock Option Plan.  The Board of Directors of Parent shall have
                -----------------
adopted Parent's 1999 Stock Option Plan for the purpose of substituting Company Options with options to purchase shares of Parent Common Stock, subject to the provisions of Section 6.11 above.

           (d)  Documents.  The Company and the Shareholder shall have received
                ---------
the following documents:

                (i) a certificate executed by Parent's Chief Executive Officer or other senior executive officer of the Parent representing: (i) that the representations and warranties of Parent and MergerCo contained or referred to in this Agreement and in each of the other agreements and instruments delivered to the Company in connection herewith are true and correct as of the Closing (subject to the exceptions set forth in Section 7.3(a)), and (ii) that Parent and MergerCo have each complied with and performed in all material respects all of the covenants and obligations that Parent and MergerCo are required to comply with or to perform at or prior to the Closing; and

                (ii) a legal opinion of Gibson Dunn & Crutcher LLP, dated as of the Closing Date, to the effect that the merger will constitute a reorganization within the meaning of IRC Section 368.

                (iii)  the Escrow Agreement duly executed by Parent.

           (e)  Registration Rights Agreement.  The Shareholder shall have
                -----------------------------
received a Registration Rights Agreement substantially in the form set forth at Exhibit F hereto duly executed by Parent.
---------

           (f)  No Material Adverse Change.  Since the date of this Agreement,
                --------------------------
there shall have been no material adverse change in the operations, earnings, assets, properties, business or condition (financial or otherwise) of the Parent; nor shall there exist any condition that, to the Parent's Knowledge, could reasonably be expected to result in such a material adverse change, and the Company and Shareholder shall have received a certificate signed on behalf of the Parent by the President or the Chief Financial Officer of the Parent to such effect.

                                 ARTICLE VIII

                                  TERMINATION

     8.1  Termination Events.  Anything contained in this Agreement to the
          ------------------
contrary notwithstanding, this Agreement may be terminated at any time prior to the Closing:

          (a) by Parent, if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 7.1 or Section 7.2 has become impossible (other than as a result of any failure on the part of Parent or MergerCo to comply with or perform any covenant or obligation of Parent or MergerCo set forth in this Agreement);

          (b) by the Company, if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 7.1 or Section 7.3 has become impossible (other than as a result of any failure on the part of the Company or the Shareholder to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

          (c) by Parent, if the Closing has not taken place on or before April 30, 1999 (or, if Parent and the Company shall have agreed to a later date pursuant to Section 1.2, on or before any such later date) other than as a result of any willful or material breach by Parent or MergerCo of any covenant or obligation set forth in this Agreement;

          (d) by the Company, if the Closing has not taken place on or before April 30, 1999 (or, if Parent and the Company shall have agreed to a later date pursuant to Section 1.2, on or before any such later date) other than as a result of any willful or material breach by the Company or any Shareholder of any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent); or

          (e)  by the mutual consent of Parent and the Company.

     8.2  Termination Procedures.  If Parent wishes to terminate this Agreement
          ----------------------
pursuant to Section 8.1(a) or Section 8.1(c), Parent shall deliver to the Company prompt written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 8.1(b) or Section 8.1(d), the Company shall deliver to Parent prompt written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

     8.3  Effect of Termination.  If this Agreement is terminated pursuant to
          ---------------------
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Parent shall be
           --------  -------
relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in
Article X; and (c) the Company shall, in all events, remain bound by and continue to be subject to Section 6.4.

                                  ARTICLE IX

                  SURVIVAL OF REPRESENTATIONS AND WARRANTIES

                        AND INDEMNIFICATION PROVISIONS

     9.1  Survival of Representations and Warranties.
          ------------------------------------------

          (a) The representations and warranties of each of the parties contained herein shall survive the Merger and shall expire on the first anniversary of the Effective Time (the "Claim Deadline") and any liability of the parties with respect to such representations and warranties shall thereupon cease except as follows: (i) fraudulent, intentional or reckless misrepresentations shall survive indefinitely and claims related thereto may be brought at any time following the Merger; and (ii) if, at any time prior to the Claim Deadline, any Person entitled to indemnification hereunder (acting in good faith) delivers to the Escrow Agent a written notice asserting a claim for recovery under Section 9.2, then the claim asserted in such notice shall survive the Claim Deadline with respect to each indemnifying party who was provided a written notice prior to the Claim Deadline until such time as such claim is fully and finally resolved.

          (b) The representations, warranties, covenants and obligations of the parties hereto, and the rights and remedies that may be exercised pursuant hereto, shall not be limited or otherwise affected by or as a result of any information furnished to or any investigation made by any of the parties or any of their Representatives.

          (c) For purposes of this Agreement, each statement or other item of information set forth in a Schedule pertaining to a party's representations and warranties shall be deemed to be a representation and warranty made by that party in this Agreement.

     9.2  Indemnification by the Shareholder.
          ----------------------------------

          (a) In view of the fact that upon the Effective Time the Company will become a wholly-owned subsidiary of Parent and in order to provide protection for Parent from and after the Closing, the Shareholder will indemnify and hold Parent harmless in respect of, and shall compensate and reimburse Parent, any Damages (as defined in Exhibit A) which are directly or indirectly suffered or incurred by Parent or the Company or to which Parent or the Company may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any misrepresentation or breach of any representation, warranty, covenant or agreement made by the Company or the Shareholder in this Agreement or in any certificate, instrument, schedule or document given by the Company in connection with this Agreement, or (ii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)" above (including any Legal Proceeding commenced by Parent or the Company for the purpose of enforcing any of its rights under this Section 9.2).

          (b) The parties acknowledge and agree that, if the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation of the

Company set forth herein, then, without limiting any of the indemnification rights of the Surviving Corporation, Parent shall also be deemed, by virtue of its ownership of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

     9.3  Limits on Indemnification and Liability.  The liability of the
          ---------------------------------------
Shareholder under Sections 9.2, 9.4 and 9.5 (except for any Shareholder liability arising out of fraudulent, intentional or reckless misrepresentations by the Company which shall not be limited in the manner set forth in this
Section 9.3) shall be limited to the value of the Escrow Shares (calculated as of the time of the Merger). The value of the Escrow Shares at the time of the Merger will be calculated by multiplying the number of Escrow Shares by the average bid closing prices of the Parent Common Stock during the ten (10) days during which the Parent Common Stock was traded preceding the second business day prior to the Closing Date (such average, the "Per Share Value of the Escrow Shares"). Any liability of the Shareholder under Section 9.2, 9.4 or 9.5 will be satisfied, pursuant to the process described in the Escrow Agreement, by delivery to Parent of that number of Escrow Shares equal to the dollar amount of Shareholder's indemnification liability divided by the Per Share Value of the Escrow Shares (calculated as of the time of the Merger) equal to the dollar amount of Shareholder's indemnification liability. Notwithstanding any provision of this Agreement to the contrary, the Shareholder shall not have any obligation to indemnify the Parent under this Article IX unless the Parent has suffered Damages in an aggregate amount in excess of $50,000 (the "Indemnification Threshold"), whereupon the Parent will be entitled to indemnification for all Damages, subject to the limitations set forth in this Section 9.3, in excess of the Indemnification Threshold.

     9.4  Interest.  Any Person provided indemnification pursuant to this
          --------
Article IX with respect to any Damages shall also be entitled to receive interest on the amount of such Damages (for the period commencing as of the date of a claim for recovery by such indemnified Person and ending on the date on which the liability to such indemnified Person is fully satisfied pursuant hereto) at a floating rate equal to the rate of interest publicly announced by Bank of America, N.T. & S.A. from time to time as its prime, base or reference rate.

     9.5  Defense of Third Party Claims.  In the event of the assertion or
          -----------------------------
commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which any indemnified Person may be entitled to payment pursuant to this
Article IX, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

          (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Shareholder;

          (b) the parties shall use reasonable efforts to make available to Parent any documents and materials in their possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

           (c) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the written consent of the Shareholder, which consent will not be unreasonably withheld; provided, however, that Parent may
                                           --------  -------
nevertheless settle or compromise any such claim or Legal Proceeding without the Shareholder's prior written consent if the failure to so settle or compromise such claim or Legal Proceeding in a timely manner will, in the reasonable judgment of Parent, materially and adversely affect parent or Company (but such settlement or compromise shall not prejudice the rights of any party to maintain that such settlement or compromise should not result in a claim for indemnification in the amount of the settlement or at all).

     9.6   Indemnity Escrow Fund.  At Closing, Parent shall deliver a stock
           ---------------------
certificate representing the Escrow Shares to Chicago Title Company as escrow agent (the "Indemnity Escrow Agent"), such deposit to constitute the "Indemnity Escrow Fund" which shall be governed by the terms set forth herein and in the form Escrow Agreement. The Indemnity Escrow Fund will serve as collateral for the indemnification obligations of, and the payment of Damages by, the Shareholder as set forth in this Article IX. Withdrawal of such Escrow Shares shall be subject to restrictions consistent with this Article IX and the terms of the Escrow Agreement. All Escrow Shares that are not then subject to claims regarding Damages shall be released to the Shareholder one year after the Closing Date; provided, however, that any Escrow Shares which are subject to unresolved claims upon the first anniversary of the Closing shall be released to the Shareholder only upon the resolution of such claims.

                                   ARTICLE X

                           MISCELLANEOUS PROVISIONS

     10.1  Fees and Expenses.  Each party to this Agreement shall bear and pay
           -----------------
all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement,
(c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and (d) the consummation of the Merger. All such fees payable by the Company shall be paid or provided for prior to Closing.

     Notwithstanding the foregoing, in the event that this Agreement is terminated by the Company pursuant to Section 8.1(b) of this Agreement based on the reasonable determination that the representations and warranties of Parent in Article V are not true and correct in any material respect, Parent shall bear and pay all fees, costs and expenses referred to in this Section 10.1 that have been incurred by the Company and the Shareholder. Similarly, in the event that this Agreement is terminated by the Parent pursuant to Section 8.1(a) of this Agreement based on the reasonable determination that the representations and warranties of the Company in Article III are not true and correct in any material respect, the Company shall bear and pay all fees, costs and expenses referred to in this Section 9.1 that have been incurred by the Parent.

     10.2  Attorneys' Fees.  If any action or proceeding relating to this
           ---------------
Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party (as determined by the applicable trier of fact) shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     10.3  Notices.  All notices and other communications given or made
           -------
pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made (a) five business days after being sent by registered or certified mail, return receipt requested, (b) upon delivery, if hand delivered,
(c) one business day after being sent by prepaid overnight carrier with guaranteed delivery, with a record of receipt, or (d) upon transmission with confirmed delivery if sent by telecopy, to the parties at the following addresses (or at such other addresses as may be specified by the parties by like notice):

           (a)  if to Parent:

                USATalks.Com, Inc.
                Attn.:  Chief Financial Officer
                4350 La Jolla Village Drive, Suite 220
                San Diego, CA 92122
                Telephone: (619) 546-0550
                Facsimile: (619) 552-8904

                with a copy to:

                Gray Cary Ware & Freidenrich LLP
                Attn.: Douglas J. Rein, Esq.
                4365 Executive Drive, Suite 1600
                San Diego, CA 92121-2189
                Telephone: (619) 677-1400
                Facsimile: (619) 677-1477

           (b)  if to the Company:

                TriServe Communications Inc.
                Attn:  Steven A. Roberts, President
                32244 Paseo Adelanto, Suite A
                San Juan Capistrano, CA  92675
                Telephone: (949) 248-2600
                Facsimile: (949) 248-1008
                with a copy to:

                Gibson Dunn & Crutcher, LLP
                Attn: Mark W. Shurtleff, Esq.
                Jamboree Center
                4 Park Plaza, 17th Floor
                Irvine, CA   92614-8557
                Telephone: (714) 451-3802
                Facsimile: (714) 451-4220

           (c)  if to the Shareholder:

                Steven A. Roberts
                26 North LaSenda
                Laguna Beach, CA  92651

     10.4  Headings.  The underlined headings contained in this Agreement are
           --------
inserted for the convenience of reference only, and are not intended to be a part of or to affect the construction or interpretation of this Agreement.

     10.5  Schedules and Exhibits.  The schedules and exhibits referred to in
           ----------------------
this Agreement shall be construed with an as an integral part of this Agreement to the same extent as if the same had been set forth herein.

     10.6  Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to each of Parent and the Company.

     10.7  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of California, without regard to its principles of conflicts of laws.

     10.8  Assignment; Successors and Assigns.  Neither this Agreement nor any
           ----------------------------------
of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of all other parties hereto. Subject to the foregoing, this Agreement shall be binding upon: the Company and its successors and assigns (if any); the Shareholder and his personal representatives, executors, administrators, estates, heirs, successors and assigns (if any); Parent and its successors and assigns (if any); and MergerCo and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Shareholder; Parent; MergerCo; and the respective successors and assigns (if any) of the foregoing. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person (other than the owners of the issued and outstanding Company Options, the parties hereto and the successors and assigns permitted by this Section) any right, remedy or claim under or by reason of this Agreement.

     10.9   Specific Performance.  The parties acknowledge that irreparable
            --------------------
damage would result if this Agreement was not specifically enforced, and they therefore consent that the rights and obligations of the parties under this Agreement may be enforced by a decree of specific performance issued by a court of competent jurisdiction. Such a remedy shall, however, not be exclusive, and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

     10.10  Waiver.
            ------

            (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (b) Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof; provided, however, that no party shall be deemed to have
                     --------  -------
waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and provided further, that any such
                                           -------- -------
waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     10.11  Amendments.  This Agreement may not be amended, modified, altered or
            ----------
supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

     10.12  Severability.  Wherever possible, each provision hereof shall be
            ------------
interpreted in such manner as to be effective and valid under applicable law, but in the case that any provision contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provision or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

     10.13  Entire Agreement.  This Agreement including the schedules and
            ----------------
exhibits hereto contains the entire understanding of the parties hereto with regard to the subject matter contained herein; provided, however, that any
                                               --------  -------
agreement with respect to confidentiality or proprietary information executed on behalf of Parent and the Company prior to the date hereof shall not be superseded by this Agreement and shall remain in effect in accordance with its terms and until the earlier of (A) the Effective Time, or (B) the date on which such agreement is terminated in accordance with its terms.

     10.14  Construction.
            ------------

            (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     Except as otherwise indicated, all references in this Agreement to "Sections," "Exhibits" and "Schedules" are intended to refer to Sections of this Agreement and Exhibits and Schedules to this Agreement.

     10.15  Shareholder's Damages.  Nothing in this Agreement is intended to
            ---------------------
limit Shareholder's right to monetary damages for Parent's or MergerCo's breach of contract in connection with the terms and conditions of this Agreement.

     The parties hereto have caused this Agreement to be executed and delivered as of May 31, 1999.

                                        USA TALKS.COM, INC.,
                                        a Nevada Corporation

                                        By: ___________________________________
                                        Its: __________________________________

                                        TSI SUB, Inc.,
                                        a Delaware corporation

                                        By: ___________________________________
                                        Its: __________________________________

                                        TRISERVE COMMUNICATIONS, INC.,
                                        a California corporation


                                        By: ___________________________________
                                        Its: __________________________________

                                        SHAREHOLDER:

                                        _______________________________________
                                        Steven A. Roberts

                                   EXHIBIT A
                                   ---------

                              CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit A):
                                                   ---------

     "Acquisition Transaction"  means any transaction involving:
      -----------------------

          (a) the sale, license, disposition or acquisition of all or a material portion of the Company's business or assets;

          (b) the issuance, disposition or acquisition of (i) any equity security of the Company, (ii) any option, call, warrant or right (whether or not immediately exercisable) to acquire any equity security of the Company, or (iii) any security, instrument or obligation that is or may become convertible into or exchangeable for any equity security of the Company; or

          (c) any merger, consolidation, business combination, reorganization or similar transaction involving the Company.

     "Agreement" means the Agreement and Plan of Merger and Reorganization to
      ---------
which this Exhibit A is attached (including the Schedules thereto), as it may be
           ---------
amended from time to time.

     "Agreement of Merger" has the meaning specified in Recital E.
      -------------------

     "California Secretary of State" means the Secretary of State of the State
      -----------------------------
of California.

     "Certificate of Merger" has the meaning specified in Recital E.
      ---------------------

     "CGCL" means the California General Corporation Law.
      ----

     "Claim Deadline" has the meaning specified in Section 9.1(a).
      --------------

     "Closing" has the meaning specified in Section 1.2.
      -------

     "Closing Date" has the meaning specified in Section 1.2.
      ------------

     "Company" has the meaning specified in the introductory paragraph to the
      -------
Agreement.

     "Company Balance Sheet" has the meaning specified in Section 3.7.
      ---------------------

     "Company Common Stock" means the common stock of the Company, no par value,
      --------------------
as authorized on the date of the Agreement.

     "Company Common Stock Equivalents" has the meaning specified in Section
      --------------------------------
2.1(b).

     "Company Contract" shall mean any material Contract:  (a) to which the
      ----------------
Company is a party; (b) by which the Company or any assets of any of the Company is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

     "Company Financial Statements" has the meaning specified in Section 3.7.
      ----------------------------

     "Company Intellectual Property" shall mean any Intellectual Property owned
      -----------------------------
by or licensed to the Company or otherwise used by the Company.

     "Company Options" has the meaning specified in Section 3.3.
      ---------------

     "Company Returns" has the meaning specified in Section 3.17(a).
      ---------------

     "Company's Knowledge" means the knowledge after due inquiry of any officer
      -------------------
or director of the Company.

     "Compensation Plans" has the meaning specified in Section 3.18(a).
      ------------------

     "Consent" shall mean any approval, consent, ratification, permission,
      -------
waiver or authorization (including any Governmental Authorization).

     "Contract" shall mean any written, oral or other agreement, contract,
      --------
subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment or undertaking of any nature.

     "Damages" shall include any loss, damage, injury, decline in value, lost
      -------
opportunity, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature, including without limitation legal and other out-of-pocket expenses for investigating or defending any actions or threatened actions.

     "Delaware Secretary of State" means the Secretary of State of the State of
      ---------------------------
Delaware.

     "DGCL" means the Delaware General Corporation Law.
      ----

     "Dissenting Shares" has the meaning specified in Section 2.2.
      -----------------

     "Effective Time" has the meaning specified in Section 1.1.
      --------------

     "Employee" has the meaning specified in Section 3.18(a).
      --------

     "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage,
      -----------
security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     "Entity" shall mean any corporation (including any nonprofit corporation),
      ------
general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     "Environmental Law" means any federal, state, local or foreign Legal
      -----------------
Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
      ------------

     "Exchange Ratio" has the meaning set forth in Section 2.1(b).
      --------------

     "Form S-8" has the meaning specified in Section 6.14.
      --------

     "Governmental Authorization" shall mean any: (A) permit, license,
      --------------------------
certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (B) right under any Contract with any Governmental Body.

     "Governmental Body" shall mean any: (A) nation, state, commonwealth,
      -----------------
province, territory, county, municipality, district or other jurisdiction of any nature; (B) federal, state, local, municipal, foreign or other government; or
(c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal).

     "Government Contract" shall mean any prime contract, subcontract, letter
      -------------------
contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest; and shall constitute a Contract as determined herein.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of
      -------
1976, as amended.

     "Incorporation Date" shall mean June 5, 1998, the date on which the Company
      ------------------
was formed.

     "Indemnification Threshold" has the meaning specified in Section 9.3.
      -------------------------

     "Intellectual Property" shall mean any: (a) patent, patent application,
      ---------------------
trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     "IRC" shall mean the Internal Revenue Code of 1986, as amended.
      ---

     "Legal Proceeding" shall mean any action, suit, litigation, arbitration,
      ----------------
proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

     "Legal Requirement" shall mean any federal, state, local, municipal,
      -----------------
foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     "Material Adverse Effect" means a dollar loss, expense, damage or other
      -----------------------
detriment in the sum of at least $10,000 for a single item or event, or in the sum of at least $25,000 for a series of similar items or events.

     "Material Leases" has the meaning set forth in Section 3.12.
      ---------------

     "Materials of Environmental Concern" mean chemicals, pollutants,
      ----------------------------------
contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

     "Merger" has the meaning specified in Recital E.
      ------

     "MergerCo" has the meaning specified in the introductory paragraph to the
      --------
Agreement.

     "Parent" has the meaning specified in the introductory paragraph to the
      ------
Agreement.

     "Parent Common Stock" means the common stock of Parent, $.001 par value per
      -------------------
share.

     "Parent's Knowledge" means the knowledge after due inquiry of any officer
      ------------------
or director of the Parent.

     "Parent SEC Documents" has the meaning specified in Section 5.6(a).
      --------------------

     "Pension Plan" has the meaning specified in Section 3.18(b).
      ------------

     "Permitted Encumbrances" means only with respect to real estate and
      ----------------------
interests therein, easements, covenants, conditions, restrictions and other matters of record, and incidental mechanics' and other similar liens, none of which, individually or in the aggregate, materially affect the value of, or marketability of title to, the property subject thereto or the use to which such property is presently put.

     "Person" means any individual, Entity or Governmental Body.
      ------

     "Plans" has the meaning specified in Section 3.18(a).
      -----

     "Representatives" shall mean officers, directors, employees, agents,
      ---------------
attorneys, accountants, advisors and representatives of the applicable party.

     "Related Party" shall mean (i) the Shareholder; (ii) each individual who
      -------------
is, or who has at any time been, an officer of the Company; (iii) each member of the immediate family of each of the individuals referred to in clauses "(i)" and "(ii)" above; and (iv) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)", "(ii)" and "(iii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.

     "SEC" shall mean the United States Securities and Exchange Commission.
      ---

     "Securities Act" shall mean the Securities Act of 1933, as amended.
      --------------

     "Shareholder" shall have the meaning set forth in the introductory
      -----------
paragraph to the Agreement.

     "Surviving Corporation" means the Company as restructured upon and after
      ---------------------
the Merger.

     "Tax" shall mean any tax (including any income tax, franchise tax, capital
      ---
gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     "Tax Return" shall mean any return (including any information return),
      ----------
report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     "Treasury Regulations" means the regulations promulgated by the United
      --------------------
States Treasury Department pursuant to the IRC.

     "Welfare Plans" has the meaning specified in Section 3.18(c).
      -------------